UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2008

GULF WESTERN PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

000-52309

 (Commission File Number)

Nevada	98-0489324
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

4801 Woodway Drive, Suite 306W

Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 355-7001

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On October 31, 2008, the oil, gas and mineral lease (the “Lease”) acquired by Wharton Resources LP, a wholly owned limited partnership of Gulf Western Petroleum Corp. (“Gulf Western”) covering approximately 866 acres in Wharton County, Texas, known as the Oakcrest Prospect (the “Property”), expired as drilling was not commenced by October 31, 2008.

Gulf Western acquired the Lease pursuant to the merger between Gulf Western and Wharton Resources Corp. effective January 3, 2007.

In accordance with the Lease, Gulf Western, through Wharton Resources LP, held a 95.75% working interest and a 73% net revenue interest in the Property.   The projected expenditures during the 12 months ending May 31, 2009 were $150,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Western Petroleum Corp.
Date	November 19, 2008	(Registrant)
/s/ Wm. Milton Cox
Wm. Milton Cox Chairman and Chief Executive Officer